Exhibit 10.36

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of June 2, 2020, shall become automatically effective upon the Closing of the IPO (as defined below) and is made and entered into by 1847 GOEDEKER INC., a Delaware corporation (the “Debtor”), in favor of STEVE GOEDEKER, in his capacity as the representative of the Sellers (together with any permitted successors and/or assigns, the “Secured Party”).

RECITALS

WHEREAS, Debtor, GOEDEKER TELEVISION CO., INC., a Missouri corporation (“Seller”), and STEVE GOEDEKER and MIKE GOEDEKER (the “Stockholders”, and together with the Seller, the “Sellers”) have previously entered in that certain Asset Purchase Agreement, dated January 18, 2019, as amended by that certain Amendment No. 1 to the Asset Purchase Agreement, dated April 5, 2019 (collectively, and as so further amended, restated, supplemented, or otherwise modified from time to time, the “Asset Purchase Agreement”);

WHEREAS, a portion of the purchase price of the assets purchased pursuant to the Asset Purchase Agreement was evidenced by that certain 9% Subordinated Promissory Note dated as of April 5, 2019, in the original principal amount of $4,100,000, executed by Debtor to the order of Secured Party (the “Original Note”);

WHEREAS, the Original Note is to be amended and restated, and replaced, by that certain 12% Amended and Restated Promissory Note dated as of the date hereof, in the original principal amount of US $4,185,418, executed by Debtor to the order of Secured Party (“Amended and Restated Note” or the “Note”) and will automatically become effective upon the closing of the IPO (as defined below);

WHEREAS, the Debtor filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (File No. 33-237786) on April 22, 2020 relating to the initial public offering of the common stock of Debtor as described therein (the “IPO”) and the Debtor, the Stockholders, including the Secured Party, desire that this Agreement, the Amended and Restated Note and certain other agreements automatically become effective upon the sale of its securities to ThinkEquity, a division of Fordham Financial Management, Inc. or another underwriter engaged by the Company in connection with the IPO (the “Closing of the IPO”); and

WHEREAS, to induce Secured Party to accept the Amended and Restated Note, Debtor has agreed to execute and deliver this Agreement to Secured Party.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Debtor and Secured Party hereby agree as follows:

1. Definitions.

(a) Defined Terms. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall be defined as set forth below:

“Accounts” means all of the Debtor’s accounts, as such term is defined in the UCC, including each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Debtor or by some other person who subsequently transfers such person’s interest to the Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens) which the Debtor may at any time have by law or agreement against any Account Debtor or other obligor obligated to make any such payment or against any property of such Account Debtor or other obligor; all including, but not limited to, all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

“Collateral” means all of the Debtor’s right, title and interest in and to any Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of credit rights, Letters of credit, Software and Supporting Obligations; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) any money, or other assets of the Debtor that now or hereafter come into the possession, custody, or control of the Secured Party; (vi) proceeds of any and all of the foregoing; and (vii) to the extent not otherwise included, all payments under, or with respect to, any indemnity, warranty, or guaranty of any and all of the foregoing, and any insurance payable by reason of loss or damage or otherwise in respect of the foregoing collateral.

“Equipment” means all of the Debtor’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Secured Party by the Debtor.

“Event of Default” means (a) the occurrence of any Event of Default under the Note, as such term is used and/or defined therein, taking into account any applicable notice and/or cure period provided for therein; (b) the existence of any material inaccuracy or untruth in any representation or warranty contained in this Agreement, or of any statement or certification as to facts delivered to the Secured Party by or on behalf of the Debtor hereunder; (c) any uninsured loss, theft, damage or destruction of any material portion of the Collateral, or the making of any levy, garnishment, seizure or attachment of any Collateral; (d) any indication or evidence received by the Secured Party that the Debtor may have directly or indirectly been engaged in any type of activity which, in the Secured Party’s discretion, might result in the forfeiture of any Collateral to any governmental authority, whether federal, state, local or otherwise; (e) the failure by the Debtor to perform or cause to be performed any obligation or observe any agreement, covenant, condition, provision or term contained in Section 4 or Section 5 hereof, which default or failure is not remedied to Secured Party’s satisfaction within thirty (30) days of notice from Secured Party to Debtor; or (f) the failure of Debtor to perform or observe any term, covenant, obligation or agreement of Debtor contained in this Agreement and not otherwise delineated in clauses (a) – (e) above, which default or failure is not remedied to Secured Party’s satisfaction within thirty (30) days of notice from Secured Party to Debtor.

“General Intangibles” means all of the Debtor’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, payment intangibles, the right to use the Debtor’s name, and the goodwill of the Debtor’s business.

“Intellectual Property Rights” means all of the Debtor’s actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works, and including, without limitation, the Intellectual Property Rights specifically identified on Exhibit 1.1 attached hereto.

“Inventory” means all of the Debtor’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means all of the Debtor’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, financial assets, stocks, bonds, mutual fund shares, money market shares and United States of America Government securities.

“Obligations” means and includes all debts, obligations, and liabilities of the Debtor to the Secured Party evidenced by or arising under the Note, as the same may be amended, extended, modified, restated, renewed, replaced, consolidated, refinanced, and/or supplemented from time to time, and all debts, obligations, and liabilities of Debtor to the Secured Party hereunder.

“Permitted Liens” means liens and security interests approved by Secured Party in writing.

“Person” means an individual, partnership, joint venture, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, governmental authority or other entity of whatever nature.

“Premises” means all premises where the Debtor conducts its business and has any rights of possession, including the premises set forth in Exhibit 3(m) hereto.

“Proceeds” shall have the meaning assigned thereto by the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, including, but not limited to any and all proceeds of business disruption insurance, (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any of the Collateral including, but not limited to, any rents, lease payments, or profits derived therefrom.

“UCC” means the Uniform Commercial Code as adopted by and in effect in the State of Missouri, as the same may be amended or enacted from time to time; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Missouri, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

(b) Other Terms. The terms “Account Debtor,” “Deposit Account,” “Documents,” “Fixtures,” “Goods,” “Instruments,” “Letter-of-credit rights,” “Letters of credit,” “Software,” “Supporting Obligations” and “Chattel Paper” shall have the definitions ascribed thereto from time to time by the UCC.

(c) Terms Not Otherwise Defined. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given in the Asset Purchase Agreement.

2. Security Interest. To secure payment and performance of the Obligations, the Debtor hereby grants the Secured Party a continuing security interest in all of the Debtor’s Collateral, whether acquired now or hereafter. It is the true, clear, and express intention of the Debtor that the continuing grant of the security interests provided for herein remain as security for payment and performance of the Obligations, whether or not existing or hereinafter incurred by future advances or otherwise; and whether or not such Obligations are related to the transactions described herein or in the Note, by class or kind, or whether or not contemplated by the parties at the time of the granting of this security interest. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligation, nor otherwise identify it as being secured hereby.

3. Debtor’s Representations and Warranties. The Debtor represents and warrants to the Secured Party as of the date of the Closing of the IPO as follows:

(a) Ownership. The Debtor is and shall be the owner of the Collateral, free of all encumbrances and security interests other than the lien or liens on the Collateral in favor of Secured Party created hereby and excepting any Permitted Liens. The Debtor has the power and authority to grant a security interest in its Collateral and to enter into this Agreement.

(b) Permits. Debtor has all permits, licenses, waivers, exemptions, consents, certificates, authorizations, approvals and entitlements required for the ownership, possession and use of the Collateral by Debtor.

(c) Laws. Debtor is in compliance with all laws, statutes, treaties, rules, regulations, and determinations, orders or rulings of any arbitrator or a court or other governmental authority applicable to it and its properties.

(d) No Litigation or Judgments. No litigation, investigation or proceeding of or before any arbitrator, governmental authority or court is pending or, to the knowledge of Debtor, threatened by or against Debtor or against any of its properties or revenues. There are no orders, decrees or judgments relating to any litigation, investigator or proceedings which are outstanding and not satisfied, of record against Debtor.

(e) Other Financing. No financing statement is on file covering the Collateral or its products or Proceeds (other than financing statements with regard to Permitted Liens). There has been no default as of this date with regard to any indebtedness owed by Debtor to any third-party creditor, and no step has been taken to foreclose any security interest evidenced by any such financing statement.

(f) Documents. If Inventory is represented or covered by Documents of title, the Debtor is the owner of the Documents, free of all encumbrances and security interests.

(g) Condition. The Collateral is in good condition, ordinary wear and tear excepted, and, in the case of Goods and Inventory held for sale (other than trade-ins or repossessed Goods), is new and unused. All Collateral upon acquisition shall be and shall at all times remain in good condition, ordinary wear and tear excepted. All Goods and Inventory have been, and will continue to be, produced or manufactured in compliance with the Fair Labor Standards Act.

(h) Sale of Goods or Services Rendered. Each Account and Chattel Paper constituting Collateral arose from the performance of services by the Debtor or from a bona fide sale or lease of Goods, which have been, or will be in the ordinary course of business, delivered or shipped to the Account Debtor and for which the Debtor has genuine invoices, shipping documents or receipts.

(i) Rights to Payment. Each right to payment and each Instrument, Document, Chattel Paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the Account Debtor or other obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation.

(j) Authority to Contract. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of the Debtor’s organizational documents, or any material agreement or restriction to which the Debtor is a party or is subject. The Debtor is not in default under any agreement for the payment of money.

(k) Accuracy of Information. All information, certificates or statements given to the Secured Party pursuant to this Agreement shall be true and complete in all material respects when given.

(l) Fixtures. No Collateral is or shall be or become attached to real estate, without Secured Party’s prior written consent.

(m) Names and Addresses/Collateral Locations. Debtor is duly incorporated and validly existing under the laws of the state of its incorporation. The name appearing in the introductory paragraph hereof and on the signature page below is the correct name of the Debtor, and the Debtor does not do business under any other name. The Debtor’s chief executive office is identified on Exhibit 3(m) hereto. The address or addresses where the Debtor does business and/or where Collateral will be kept, located or stored are those appearing in Exhibit 3(m) hereto. No location shall be changed and no Collateral shall be moved to or kept at any other location without Secured Party’s prior written consent in each instance, but the parties intend that the Collateral, wherever located, is covered by this Agreement.

(n) Business Use. The Collateral is and will be used in Debtor’s business and not for personal, family, household or farming use.

(o) Intellectual Property Rights. All Intellectual Property Rights of Debtor that exist as of the date hereof are set forth on Exhibit 1.1 attached hereto.

(p) Commercial Tort Claims. Debtor has no commercial tort claims pending against any person or entity, and has not threatened to bring commercial tort claims against any person or entity.

(q) No Subsidiaries. Debtor has no subsidiaries.

4. Sale and Collections.

(a) Proceeds of Collateral. Following the occurrence and during the continuance of an Event of Default, all Proceeds of Collateral received by the Debtor shall upon written demand of Secured Party be delivered directly to Secured Party, and Proceeds of Collateral received by Debtor, if any, shall be held by the Debtor in an express trust for the benefit of the Secured Party; shall not be commingled with any other funds or property of the Debtor; and shall be turned over to the Secured Party not later than the Business Day following the day of their receipt. All Proceeds received by the Secured Party shall be applied against the Obligations then due and payable in such order and at such times as the Secured Party shall determine.

(b) Lockboxes. Following the occurrence and during the continuance of an Event of Default, the Secured Party may, at any time, require the Debtor to establish and continuously maintain with the Secured Party or a depositary institution selected by Secured Party one or more lockboxes for the receipt of cash Proceeds of the Collateral, which lockboxes shall be under the sole and exclusive control of the Secured Party. In such event, the Debtor shall simultaneously instruct its Account Debtors to send payments on Accounts owing to the Debtor to such lockboxes and shall take whatever other action is deemed necessary to ensure that all Proceeds of the Debtor’s Accounts are sent to such lockboxes. The Debtor agrees to immediately forward to such lockboxes all Proceeds of the Collateral which are received by the Debtor and until so forwarded the Debtor shall not commingle any such Proceeds with any other funds of the Debtor but instead shall hold such Proceeds in trust for the benefit of the Secured Party. All amounts deposited in such lockboxes shall be applied against the Obligations then due and payable in such order and at such times as the Secured Party shall determine. If required by Secured Party, Debtor shall execute and deliver to Secured Party one or more lockbox agreements relating to the establishment and functioning of the lockboxes required by Secured Party under this paragraph.

(c) Verification and Notification. The Secured Party may verify Accounts, Chattel Paper, rights to payment and contract rights in any reasonable manner, and the Debtor shall assist the Secured Party in so doing. Following the occurrence and during the continuance of any Event of Default, in addition to all of the rights and remedies available to Secured Party, Secured Party shall have the right at any and all times to enforce Debtor’s rights against Account Debtors and other Persons obligated on Collateral, including, but not limited to, the right to notify, or require Debtor to notify, any or all Account Debtors and other Persons obligated on Collateral to make payments directly to Secured Party, and to take any or all action with respect to Collateral as Secured Party shall determine in its sole discretion, including, without limitation, the right to demand, collect, sue for and receive any money or property at any time due, payable or receivable on account thereof, compromise and settle with any Person liable thereon, and extend the time of payment or otherwise change the terms thereof, without incurring liability or responsibility to Debtor. Secured Party’s collection and enforcement of Collateral against Account Debtors and other Persons obligated on Collateral shall be deemed to be commercially reasonable if Secured Party exercises the care and follows the procedures that Secured Party generally applies to the collection of obligations owed to Secured Party. All cash and non-cash proceeds of the Collateral may be applied by Secured Party upon Secured Party’s actual receipt of cash proceeds against such of the Obligations, matured or unmatured, as Secured Party shall determine in Secured Party’s sole discretion. Until such Account Debtor is otherwise notified, the Debtor, as agent of the Secured Party, shall make collections on its Collateral.

5. Debtor’s Covenants.

(a) Maintenance of Collateral. The Debtor shall: maintain the Collateral in good condition and repair, ordinary wear and tear excepted, and not permit its value to be materially impaired; keep the Collateral free from all liens, encumbrances and security interests (other than the Permitted Liens); defend the Collateral against all claims and legal proceedings by persons other than the Secured Party; pay and discharge when due all taxes, license fees, levies and other charges upon the Collateral; not sell, lease or otherwise dispose of the Collateral or permit the Collateral to become a fixture or an accession to other goods, except for sales of Inventory in the ordinary course of business and, upon prior notice to and consent of (which consent will not be unreasonably withheld) the Secured Party, the sale or other disposition of Equipment which has become obsolete or which is no longer necessary for the operation of the Debtor’s business; not permit the Collateral to be manufactured, produced, operated, used, sold or disposed of in violation of any applicable requirement of law or policy of insurance; and, as to Collateral consisting of Instruments and Chattel Paper, preserve rights in the Collateral against prior parties. Loss of or damage to the Collateral shall not release the Debtor from any of the Obligations or any of the agreements and requirements set forth herein.

(b) Property and Business Insurance. The Debtor shall keep the Collateral and the Secured Party’s interest in such Collateral and Secured Party’s business operations insured under insurance policies with such provisions, for such amounts and by such insurers as shall be reasonably satisfactory to the Secured Party from time to time, and with such endorsements as Secured Party requires. Without limitation of the foregoing, Debtor shall at all times maintain the following insurance:

(i) Property insurance, in amounts equal to the lesser of the insurable value of the Collateral or the maximum limit of coverage available, under a business owner’s policy or other policy acceptable to the Secured Party. If so required by Secured Party, the Debtor shall obtain business interruption insurance as part of its business owner’s or property policy. All property insurance policies shall require losses be payable directly to the Secured Party or jointly to the Debtor and the Secured Party, as their respective interests may appear under a standard non-contributory lender loss payee clause, providing that the Secured Party’s interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted by the policy.

(ii) At any time construction of any improvements has commenced and is continuing for any premises in which Debtor occupies or operates or intends to occupy or operate, builder’s risk insurance on a special perils basis, for 100% of the insurable value of all construction work in place or in progress from time to time insuring the property and materials in storage and while in transit. Insurance shall include replacement cost, agreed amount coverage.

(iii) Commercial general liability insurance against bodily injury and property damage, written on an occurrence form equivalent or better than the occurrence form (CG0001) as published by the ISO with minimum limits of at least $1,000,000.00 each occurrence and $2,000,000.00 general aggregate, naming Secured Party as an additional insured.

(iv) If the Collateral or any portion thereof is now or hereafter located in an area which has been identified as a flood hazard area and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, Debtor shall keep the premises on which any Collateral is stored and the Collateral insured by flood insurance in an amount not less than the maximum limit of coverage available under such Act or any successor thereto.

(v) Worker’s compensation insurance covering all persons employed by Debtor death, injury and/or property damage occurring on or about Debtor’s premises or resulting from activity therefrom, with liability insurance limits for death of or injury to persons and/or damage to property in the amounts from time to time required by statute.

Debtor must pay promptly, when due, any premium on the insurance required hereunder. All such insurance policies and renewals thereof shall be written in companies having a Best’s rating of “A” or better. All such policies and renewals thereof (or certificates or binders evidencing the same) shall be delivered to Secured Party at least thirty (30) days before the expiration of the existing policies. Each of the policies required hereunder shall provide that no cancellation thereof shall be effective without thirty (30) days’ prior written notice to Secured Party. The Debtor assigns to the Secured Party the proceeds of all such insurance including any premium refund, acknowledges that all such insurance proceeds shall be paid directly to Secured Party (or, if paid to Debtor, the same shall be held in trust by Debtor for the benefit of Secured Party, and immediately remitted to Secured Party) and authorizes the Secured Party to endorse in the name of the Debtor any instrument for such proceeds or refunds and, at the option of the Secured Party, to apply such proceeds and refunds to any unpaid balance of the Obligations, whether or not due, and/or to restoration of the Collateral, returning any excess to the Debtor. The Secured Party is authorized, in the name of the Debtor or otherwise, to make, adjust or settle claims under any insurance on the Collateral, and all other insurance following any Event of Default. The Debtor will immediately notify Secured Party in writing of any loss or damage to any Collateral.

The following notice is provided pursuant to Section 427.120, R.S.Mo. As used herein, the terms “you” and “your” shall refer to Debtor, and the terms “we” and “us” shall refer to Secured Party: UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

(c) Maintenance and Perfection of Security Interest. The Debtor shall pay all costs, fees, and expenses (including without limitation attorneys’ fees) and, upon request, take any action reasonably deemed advisable by the Secured Party to preserve the Collateral or to establish, determine priority of, perfect, continue to perfect, terminate and/or enforce the Secured Party’s interest in the Collateral or the Secured Party’s rights under this Agreement. The Debtor authorizes the Secured Party to file from time to time where permitted by law, such financing statements against the Collateral (including filings describing the Collateral as “all assets” or “all personal property” or similar) as the Secured Party deems necessary or useful to perfect its security interest. The Debtor will not amend, modify or terminate any financing statements in favor of the Secured Party except as permitted by law. The Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor. The Debtor agrees that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement or fixture filing in any jurisdiction, should Secured Party so choose. The Debtor shall (i) promptly notify Secured Party in writing upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Investment Property, Letter-of-credit rights or electronic Chattel Paper and, upon the request of Secured Party, will promptly execute such other documents, and do such other acts or things deemed appropriate by Secured Party to deliver to Secured Party control with respect to such Collateral; (ii) with respect to Collateral in the possession of a third party, other than Certificated Securities and goods covered by a Document, obtain an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party; and (iii) not change its legal name, state of organization or type of organization or organization identification number (if any), without Secured Party’s prior written consent in each instance.

(d) Collateral Records and Statements. The Debtor shall keep accurate and complete records respecting the Collateral, including all warehouse receipts, bills of lading and other documents of title now or hereafter covering any Collateral or received in connection with the purchase of any Collateral. In addition, at such times as the Secured Party may reasonably require, the Debtor shall furnish to the Secured Party a statement certified by the Debtor and in such form and containing such information as may be prescribed by the Secured Party, showing the current status, location and value of such Collateral, including aging and collection reports with regard to Accounts. Each such statement shall identify individual units of Collateral by their respective description, make and model (and, with respect to items with a unit value of $5,000 or more, the schedule shall include a serial number, VIN number or other identifying description).

(e) Inspection of Collateral. At any time upon not less than two (2) days prior written notice (provided, however, that no such notice shall be required following the occurrence and during the continuance of any Event of Default), the Secured Party may examine and inspect the Collateral and the Debtor’s records pertaining to it, including all warehouse receipts, bills of lading and other documents of title now or hereafter covering any Collateral or received in connection with the purchase of any Collateral, wherever located, and make copies thereof. The foregoing includes audits and/or valuations of the Collateral deemed necessary by Secured Party. The Debtor shall assist the Secured Party in so doing. The Debtor shall pay the Secured Party’s reasonable out-of-pocket expenses for any inspection, servicing, auditing and/or valuation in connection with this Agreement.

(f) Chattel Paper; Instruments; Letters of Credit. Upon request of the Secured Party, Chattel Paper constituting Collateral shall be on forms approved by the Secured Party. The Debtor shall promptly mark all Chattel Paper, Instruments and Letters of credit, and all copies thereof, to indicate conspicuously the Secured Party’s interest and, upon request, deliver the same to the Secured Party, duly endorsed or assigned by the Debtor.

(g) Modifications. The Debtor shall neither agree to any material modification or amendment nor agree to any forbearance, extension, release or cancellation of any right to payment, Instrument, Account, Document or Chattel Paper constituting Collateral. The Debtor shall not subordinate any such right to payment to claims of other creditors of such Account Debtor or other obligor.

(h) Returns and Repossessions. The Debtor shall promptly notify the Secured Party of the return to or repossession by the Debtor of Goods underlying any Collateral and, upon request of the Secured Party, the Debtor shall hold and dispose of such Goods only as the Secured Party directs.

(i) United States of America Contracts. If any Accounts or contract rights constituting Collateral arise out of contracts with the United States of America or any of its departments, agencies or instrumentalities, the Debtor will so notify the Secured Party and upon request of the Secured Party execute writings required by the Secured Party in order that all money due or to become due under such contracts shall be assigned to the Secured Party and proper notice of the assignment is given under the Federal Assignment of Claims Act.

(j) Commercial Tort Claims. Promptly upon knowledge thereof, the Debtor will deliver to the Secured Party notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Debtor’s damages, copies of any complaint or demand letter submitted by the Debtor, and such other information as the Secured Party may request. Upon request by the Secured Party, the Debtor will grant the Secured Party a security interest in all commercial tort claims it may have against any Person.

(k) Intellectual Property Rights. If Debtor acquires additional Intellectual Property Rights beyond those set forth on Exhibit 1.1 hereof, the Debtor will deliver to the Secured Party notice of such Intellectual Property Rights, including a summary of the such Intellectual Property and the use thereof in Debtor’s business, any patent or trademark filings or similar filings made by Debtor, and such other information as the Secured Party may request.

(l) Permits and Licenses. Debtor shall maintain all permits, licenses, waivers, exemptions, consents, certificates, authorizations, approvals and entitlements required for the ownership, possession and use of the Collateral by Debtor.

(m) Compliance with Laws. Debtor shall comply with all laws, statutes, treaties, rules, regulations, and determinations, orders or rulings of any arbitrator or a court or other governmental authority applicable to it and its properties.

(n) Litigation. Debtor shall notify Secured Party of any litigation, arbitration or other proceeding that is filed or threatened to be filed in writing against Debtor. Debtor shall cause any litigation, arbitration or other proceeding to be contested in good faith, by all appropriate action, with counsel reasonably acceptable to the Secured Party. Debtor shall indemnify, defend and hold Secured Party harmless from and against any litigation, arbitration or other proceeding filed against Secured Party due to its extension of credit to Debtor. All such proceedings, including without limitation, all of the Secured Party’s costs, and fees and disbursements of Secured Party’s counsel in connection with any such proceedings, whether or not the Secured Party is a party thereto, shall be at Debtor’s expense. To the extent that the Secured Party incurs any such expenses, including attorneys’ fees and fees and charges for court costs, bonds and the like, Debtor shall reimburse the Secured Party for all such expenses upon demand and the amount due to the Secured Party shall bear interest from the date so incurred by the Secured Party until repaid to the Secured Party at the rate of interest specified in the Note.

(o) Fixtures. No Collateral shall at any time constitute “fixtures” or be attached or affixed to any real estate, without Secured Party’s prior written consent in each instance.

(p) Subsidiaries. Make, create or allow the creation of any subsidiary.

(q) Change in Name. Change the legal name of Debtor, or change the state of incorporation of Debtor or its principal place of business.

6. Rights of Secured Party.

(a) Authority to Perform for the Debtor. If the Debtor fails to act as required by this Agreement or the Obligations, and such failure constitutes, or would constitute upon the giving of notice, an Event of Default, the Secured Party is authorized, in the Debtor’s name or otherwise, to take any such action including, without limitation, signing the Debtor’s name or paying any amount so required, and the cost shall be one of the Obligations secured hereby and shall be payable by the Debtor upon demand with interest from the date of payment by the Secured Party at the interest rate provided for under the Note.

(b) Charging the Debtor’s Credit Balance. The Debtor grants the Secured Party, as further security for the Obligations, a security interest and lien in any credit balance and other money now or hereafter owed the Debtor by the Secured Party and, in addition, agrees that following the occurrence and during the continuance of any Event of Default, the Secured Party may charge against any such credit balance or other money any amount due and owing upon the Obligations.

(c) Non-liability of the Secured Party. The Secured Party has no duty to determine the validity of any invoice or compliance with any order of the Debtor. The Secured Party has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. The Debtor releases the Secured Party from any liability for any act or omission relating to the Obligations, the Collateral or this Agreement, except for Secured Party’s willful misconduct or gross negligence.

(d) Power of Attorney. Following the occurrence and during the continuance of any Event of Default, the Debtor irrevocably appoints any officer of the Secured Party as the Debtor’s attorney, with power, to (i) receive, open and dispose of all mail addressed to the Debtor, (ii) notify the Post Office authorities to change the address for delivery of all mail addressed to the Debtor to such address as the Secured Party may designate and (iii) endorse the name of the Debtor upon any Instruments which may come into the Secured Party’s possession. This power of attorney is coupled with an interest and is not revocable by the Debtor. The use of the foregoing power of attorney by Secured Party shall not subject Secured Party to liability, except for its willful misconduct or gross negligence.

(e) Occupancy.

(i) The Debtor hereby irrevocably grants to the Secured Party the right to take exclusive possession of the Premises at any time after an Event of Default has occurred and is continuing. Nothing contained herein shall require the Secured Party to take possession of the Premises.

(ii) The Secured Party may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of Goods that are Collateral and for other purposes that the Secured Party may in good faith deem to be related or incidental purposes.

(iii) The Secured Party’s right to hold the Premises shall cease and terminate upon the earlier of (A) payment in full and discharge of all Obligations and termination of the Loan Agreement, and (B) final sale or disposition of all Goods constituting Collateral and delivery of all such goods to purchasers.

(iv) The Secured Party shall not be obligated to pay or account to the Debtor for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Secured Party does pay or account to any lessor or owner of such Premises for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Debtor shall reimburse the Secured Party promptly for the full amount thereof. In addition, the Debtor will pay, or reimburse the Secured Party for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Secured Party by reason of the execution, delivery, existence, recordation, performance or enforcement of this Security Agreement or the provisions of this Section 6(e).

7. Default. Upon the occurrence and during the continuance of an Event of Default, in addition to its rights and remedies provided for under this Agreement and the Note, the Secured Party shall have all rights and remedies for default provided by the UCC, as well as under applicable law and in equity. This includes without limitation acceleration of all or any part of the Indebtedness due and owing. Without limitation of the foregoing, with respect to such rights and remedies:

(a) Repossession. The Secured Party may enter into and occupy any premises where any Collateral may be located for a reasonable period in order to effectuate Secured Party’s remedies, without obligation to Debtor in respect of such occupation, and may take possession of Collateral, all in accordance with applicable law.

(b) Assembling Collateral. The Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, at Debtor’s cost and expense. It is agreed that the Secured Party will not have an adequate remedy at law if this obligation is breached, and accordingly that the Debtor’s obligation to assemble Collateral shall be specifically enforceable by Secured Party.

(c) Sale of Collateral. Secured Party may sell the Collateral or any portion thereof at one or more public or private sales, or both, by way of one or more contracts or transactions, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable.

(e) Notice of Disposition. Written notice, when required by law, sent to the Debtor in accordance with this Agreement at least ten (10) calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is acknowledged by the Debtor to constitute reasonable notice.

(f) Credit Bid. The Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at any sale of the Collateral conducted under the UCC or other applicable law, to use and apply any of the Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale, to the fullest extent provided by law.

(g) Expenses and Application of Proceeds. The Debtor shall reimburse the Secured Party for any fees, costs and expenses incurred by the Secured Party in protecting or enforcing its rights under this Agreement including, without limitation, fees of attorneys, legal assistants or paralegals (whether or not litigation is commenced); all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral; and all expenses and costs (including, without limitation, fees of attorneys, legal assistants and paralegals) in connection with any proceeding instituted pursuant to 11 U.S.C. §101 et. seq. or any other state or federal bankruptcy or insolvency law. After deduction of all such fees, costs and expenses, the Secured Party may apply the proceeds of disposition of any Collateral to the Obligations in such order and amounts as Secured Party elects in its sole discretion.

(h) Waiver. The Secured Party may permit the Debtor to remedy any default without waiving the default so remedied, and the Secured Party may waive any default without waiving any other subsequent or prior default.

(i) Use of Intellectual Property Rights. The Secured Party is hereby granted a nonexclusive, worldwide and royalty free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.

(j) Receivership. Secured Party shall have the right to have a receiver appointed for the Collateral. Any receiver appointed at the Secured Party’s request for the Collateral shall have the power to protect and preserve the Collateral; to operate, manage, and maintain the Collateral preceding disposition; to sell and dispose of the Collateral; and to collect all proceeds from the Collateral and apply the proceeds, over and above the cost of the receivership, to the Obligations, and to perform any and all other usual powers and duties of receivers in like cases, without notice to the Debtor or any other party. Employment by Secured Party shall not disqualify a Person from serving as a receiver. To the extent permitted by law, such right to appoint a receiver shall exist irrespective of any common law requirements including, but not limited to, notice; bond; insolvency of Debtor; waste; irreparable harm; and/or imminent danger to the Collateral, all of which are hereby waived by Debtor. The appointment of the receiver shall be made by the court as a matter of strict right to Secured Party, and without reference to the solvency or insolvency of Debtor or any party defendant to such suit. To the extent permitted by law, Debtor hereby specifically waives the right to object to the appointment of a receiver as aforesaid and hereby expressly consents that such appointment shall be made as an admitted equity and as a matter of absolute right to Secured Party. In order to maintain and preserve the Collateral and to prevent waste and impairment of its security, Secured Party may, at its option, advance funds to the appointed receiver and all such sums so advanced shall become additional Obligations secured by this Agreement and shall bear interest from the date of such advance at the interest rate provided for under the Note.

8. Waivers of Debtor Relating to Remedies. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights or remedies hereunder. Debtor hereby further waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by utilizing one or more internet sites that provide for the auction of assets of the type included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. The Secured Party shall not be obligated to clean-up or otherwise prepare the Pledged Collateral for sale.

9. No Waiver by Secured Party; Cumulative Remedies. If the Secured Party fails to exercise, or delays before exercising, any right, remedy, power or privilege hereunder, such failure or delay shall not operate as a waiver thereof. The single or partial exercise of any right, remedy, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges otherwise provided by law.

10. Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein to: (x) Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

11. Persons Bound. This Agreement benefits the Secured Party and its successors and assigns, and binds the Debtor and its successors and permitted assigns.

12. Arbitration; Service of Process; Governing Law.

(a) Arbitration. Any dispute hereunder or related hereto shall be resolved by arbitration conducted in St. Louis Missouri, in accordance with Chapter 435 of the Missouri Revised Statutes. The provisions of this Section 12(a) shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

(b) Service of Process. To the fullest extent permitted by applicable law, Debtor irrevocably consents to the service of process by certified or registered mail sent to the address provided for notices in the Asset Purchase Agreement and agrees that nothing herein will affect the right of Secured Party to serve process in any other manner permitted by applicable law.

(c) Governing Law. This Agreement shall be governed by the internal laws of the State of Missouri, without regard to its conflicts of laws principles.

13. Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

15. Amendments; Notices. No modification, amendment or waiver of, or consent to any departure by the Debtor from, any provision of this Agreement will be effective unless made in a writing signed by the Secured Party and the Debtor, which writing shall express the terms and consideration thereof, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Debtor will entitle the Debtor to any other or further notice or demand in the same, similar or other circumstance.

16. Electronic Signatures and Records. Notwithstanding any other provision herein, the parties agree that this Agreement, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at Secured Party’s option, be in the form of an electronic record. Any Communication may, at Secured Party’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication, which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

17. Notices; Requests for Accounting. All notices and other communications hereunder shall be in writing and shall be given in accordance with the provisions of the Note. All requests under Section 9-210 of the UCC: (i) shall be made in a writing signed by an authorized person; (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation; (iii) shall be deemed to be sent when received by the Secured Party; and (iv) shall otherwise comply with the requirements of Section 9-210. The Debtor requests that the Secured Party respond to all such requests which on their face appear to come from an authorized individual and releases the Secured Party from any liability for so responding. The Debtor shall pay the Secured Party the maximum amount allowed by law for responding to such requests.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (“pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

19. Further Assurances. At any time and from time to time Debtor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Secured Party to effect the purposes of this Agreement, including without limitation, the continued perfection and priority of Secured Party’s security interest in the Collateral.

20. Effectiveness of Agreement. This Agreement shall be effective upon the Closing of the IPO.

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COUNTERPART SIGNATURE PAGE

to

SECURITY AGREEMENT

THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered as of the date first above written.

1847 GOEDEKER INC.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ Steve Goedeker

Steve Goedeker, in his capacity as the

representative of Sellers under the Purchase Agreement

Signature Page to

Security Agreement

LIST OF EXHIBITS

Exhibit 1.1 Schedule of Intellectual Property Rights

Exhibit 3(m) Schedule of Chief Executive Office and Collateral Locations

EXHIBIT 1.1

Intellectual Property Rights

None, if none listed.

Exhibit 1.1

EXHIBIT 3(m)

Business Addresses/Collateral Locations

Debtor’s principal place of business and chief executive office location is leased by Debtor and located at: 13850 Manchester Rd, Ballwin, MO 63011

Other business locations and locations where Debtor does business or where Collateral is kept, located or stored: None

Exhibit 3(m)